Exhibit 10.9(b)



                                OPTION AGREEMENT
                                ----------------

     THIS OPTION AGREEMENT (the "Agreement") is made and entered into as of this 26th day of February, 1996 (the "Execution Date"), by and between RTI Inc., a New York corporation ("RTI"), and Sterigenics International, a California corporation ("Sterigenics").

                                    RECITALS
                                    --------

     A. RTI and Sterigenics are parties to an Asset Acquisition Agreement dated February 26, 1996 (the "Acquisition Agreement"), pursuant to which Sterigenics or its wholly-owned subsidiaries acquired the right to purchase from RTI certain real property and tangible and intangible assets.

     B. Pursuant to Section 12.4 of the Acquisition Agreement, RTI has granted Sterigenics the exclusive right and option to purchase from RTI certain real property located in Haw River, North Carolina, as more particularly described in Exhibit "A" attached hereto (the "Real Property"), together with all
- -----------
Improvements thereon and the Personal Property (as those terms are defined in Paragraph 1 below).

     C. RTI and Sterigenics desire to enter into this Agreement for the purpose of setting forth the covenants, terms, conditions and price pursuant to which Sterigenics shall have the right to purchase the Real Property, the Improvements, and the Personal Property.

     NOW THEREFORE, the parties agree as follows:

                                    AGREEMENT
                                    ---------

     1.   Grant of Option.  RTI hereby grants to Sterigenics, within the time
          ---------------
period specified in Paragraph 3 below and upon the other terms and conditions hereinafter set forth, the exclusive right and option (the "Option") to purchase the following (all of which collectively is referred to as the "Property"): (a) the Real Property; (b) all structures, buildings, improvements and fixtures located on the Real Property (collectively, the "Improvements"); (c) all tangible plant, property and equipment located on or used in connection with the operation or occupancy of the Real Property and the Improvements, including all heating and air-conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, and trash disposal or other services (collectively, the "Equipment"); and (d) all right, title and interest of RTI in (i) all plans, drawings, specifications, land surveys, entitlements and approvals, engineering reports and other technical reports, if any, in the possession of RTI or which are available to RTI without additional cost and which were prepared in connection with the development of the Real Property or the construction of the Improvements for such Real Property; (ii) all hereditaments, privileges, tenements and appurtenances belonging to the Real Property; (iii) all open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, on, across, in front of, contiguous to, abutting or adjoining the Real Property; (iv) all transferable licenses, permits and warranties now in effect with respect to the Improvements; and (v) all transferable warranties, guaranties, indemnities and claims relating to the construction, operation or maintenance of the Real Property and/or the Improvements (the "Intangible Property"). The Equipment and the Intangible Property collectively are referred to herein as the "Personal Property." Personal Property expressly excludes any Cobalt 60.

     2.   Consideration.
          -------------

          2.1  Option Consideration.  As the option consideration for the
               --------------------
granting of the Option and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Sterigenics has entered into the Acquisition Agreement and has paid to RTI concurrently with the execution and delivery of this Agreement the sum of One Thousand Dollars ($1,000.00) (the "Option Consideration"), the receipt of which hereby is acknowledged by RTI. The Option Consideration shall be nonrefundable to Sterigenics except as otherwise provided herein.

          2.2  Application of Option Consideration.  If Sterigenics exercises
               -----------------------------------
the Option as provided in Paragraph 4 below, the Option Consideration paid to RTI shall be applied as a credit against the Purchase Price (as defined in Paragraph 5 below).

     3.   Option Term.  The term of the Option (the "Option Term") shall
          -----------
commence upon satisfaction of both of the Option Conditions (as hereinafter defined) and shall expire on the first to occur of (a) January 1, 2000, or (b) the date that is sixty (60) days after the satisfaction of the Option Conditions or (c) November 27, 1996 if RTI has not received an Acquisition Proposal prior to such date. For purposes of this Paragraph 3, the term "Option Conditions" means that (i) the Acquisition Agreement shall have been terminated by Sterigenics pursuant to Section 12.1(g) thereof and written notice of such termination shall have been given by Sterigenics or RTI, as the case may be, to the other party in accordance with the Acquisition Agreement, and (ii) RTI shall have entered into a legally binding and enforceable agreement relating to an "Acquisition Proposal" (as defined in Section 6.1(a) of the Acquisition Agreement). RTI shall notify Sterigenics in writing immediately upon execution of such agreement.

     4.   Exercise of Option.  The Option shall be exercised, if at all, prior
          ------------------
to the expiration of the Option Term by delivery to RTI of a written notice executed by Sterigenics and specifying therein Sterigenics' election to exercise the Option. If Sterigenics fails to exercise the Option in a timely manner as herein provided, or if Sterigenics is in breach of its obligations to complete the purchase of the Real Property as provided herein, then (i) all Option Consideration shall be retained by RTI as earned consideration for the granting of the Option, (ii) all instruments and documents deposited with the Closing Agent (as defined in Paragraph 9.2 hereof) or delivered to the other party shall be returned to the depositing parties, (iii) this Agreement shall terminate and be of no further force or effect; and (iv) neither party shall have any further obligation hereunder to the other.

     5.   Purchase Price.  Upon exercise of the Option, Sterigenics shall be
          --------------
obligated to purchase and RTI shall be obligated to sell the Property at a purchase price equal to the book value of the Property as of the Closing plus Four Hundred Thousand Dollars ($400,000.00) (the "Purchase Price"). The Purchase Price shall be payable, at the option of RTI, by certified check or wire transfer of immediately available funds on the Closing Date (defined in Paragraph 9.1), subject to credit to Sterigenics for payment of the Option Consideration.

     6.   Documents.  To the extent not previously provided by RTI pursuant to
          ---------
the Acquisition Agreement, within five (5) days after the commencement of the Option Term, RTI shall deliver to Sterigenics all reports, tests, studies, diagrams, maps, plans, specifications, and other documents, including soils, geological and Hazardous Material (as defined in Paragraph 10.9 hereof) reports in its possession or control, prepared for or provided to RTI with respect to the environmental condition of the Real Property, the Improvements, and the soil and ground water under or within 1,000 feet of the boundaries of the Real Property.

     7.   Inspection.  RTI hereby grants Sterigenics the right to enter upon and
          ----------
to inspect the Real Property during the Option Term and to approve the environmental risks and conditions (including the soil and groundwater) of the Real Property. For the purpose of Sterigenics' physical inspections, RTI agrees to provide Sterigenics and its authorized agents with reasonable access to the Real Property during normal business hours during the Option Term upon at least twelve (12) hours' prior notice to RTI, and Sterigenics shall use reasonable good faith efforts to avoid disruption of the operation of the Real Property. Without limiting the foregoing, Sterigenics and Sterigenics' agents may, at the sole cost of Sterigenics and upon prior notice to RTI, perform engineering and soils surveys, geological work or other studies desired by Sterigenics. Sterigenics and Sterigenics' agents shall be entitled, at Sterigenics' own expense, to conduct Phase I and Phase II environmental investigations of the Real Property. Sterigenics agrees to hire as its contractor for such environmental investigation a firm which maintains adequate liability insurance. If the Closing does not occur, Sterigenics shall provide to RTI copies of all environmental reports it caused to be prepared. If the Closing does not occur Sterigenics promptly shall repair and restore any damage caused to the Real Property by reason of Sterigenics' or Sterigenics' agents' entry on or investigation of the Real Property. Sterigenics shall provide to RTI copies of all invoices for work performed to repair and restore any damage to the Real Property along with evidence that such invoices have been paid. Sterigenics hereby agrees to indemnify RTI and to hold RTI, RTI's agents and employees and the Real Property harmless from and against any and all losses, costs, damages, claims or liabilities including, but not limited to, mechanic's and materialmen's liens and reasonable attorneys' fees, arising out of or in connection with Sterigenics' or its agent's access to or entry upon the Real Property under this Paragraph 7 and the agreements, covenants and indemnification of Sterigenics contained in this Paragraph 7 shall survive any termination of the Option or this Agreement.

     8.   Title to Real Property.
          ----------------------

          8.1  Approval of Title.  Sterigenics hereby approves the condition of
               -----------------
title of the Real Property, as shown on the title commitment (the "Title Report") issued by Chicago Title Insurance Company (the "Title Company"), 201 South College Street, Suite 1465, Charlotte, North Carolina 282440-4485, as its Order No. 9600468, dated January 29, 1996, a copy of which is attached hereto as Exhibit B; provided, however, that Sterigenics hereby disapproves Exception No's
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1(b), 3, 4, 5 (items a through g inclusive), 6, and 7 thereof (the "Unpermitted
Exceptions"). All exceptions to title shown in the Title Report (other than the Unpermitted Exceptions) are referred to herein as the "Permitted Exceptions."

          8.2  Title Policies.  At the Closing for the Real Property the Title
               --------------
Company shall issue to Sterigenics, at Sterigenics' expense, an ALTA owner's policy of title insurance, form B (as amended 10-17-92) (the "Title Policy"), in the amount of the Purchase Price, subject only to the Permitted Exceptions therefor.

          8.3  Survey.  Sterigenics shall have the right to have an ALTA survey
               ------
the (the "ALTA Survey") prepared for the Real Property, the costs of which shall be paid by Sterigenics.




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
     9.   Closing Date; Closing Meeting; Closing Costs.
          --------------------------------------------

          9.1  Closing Date.  If Sterigenics timely exercises the Option, the
               ------------
closing date (the "Closing Date") shall occur immediately prior to the closing of the transaction that results in the satisfaction of the Option Conditions as set forth in Section 3(b).

          9.2  Closing.  The parties shall meet at the offices of Parker, Poe,
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Adams & Bernstein, 2500 Charlotte Plaza, Charlotte North Carolina 28244, or at
such other location in the State of North Carolina acceptable to the parties, and shall execute such instruments and documents (specifically excluding any gap indemnity or similar agreement) and deposit such funds with the Closing Agent as are necessary to consummate on the Closing Date the purchase and sale of the Property as contemplated by this Agreement. The Purchase Price shall be delivered to Sterigenics' North Carolina legal counsel, Parker, Poe, Adams & Bernstein, or other legal counsel designated by Sterigenics (the "Closing Agent"), to be held by the Closing Agent in a trust account for the benefit of Sterigenics and released to RTI at the Closing. The term "Closing" shall mean the moment on the Closing Date at which the warranty deed conveying the Real Property to Sterigenics is recorded in the Office of the Recorder of Alamance County, subject only to the Permitted Exceptions.

          9.3  Closing Costs.  Sterigenics shall pay all transfer taxes and all
               -------------
costs for preparing, executing and acknowledging the deeds and other conveyance documents due in connection with the conveyance to Sterigenics of the Real Property and all other fees and costs of the Closing, together with the cost of the Title Policy. Real property taxes, assessments, rents and other costs and income items subject to proration shall be prorated as of the Closing.

          9.4  Possession.  At the Closing, RTI shall deliver to Sterigenics
               ----------
possession of the Real Property and the other Property.

     10.  Representations and Warranties of RTI.
          -------------------------------------

          10.1 General.  RTI hereby represents and warrants to Sterigenics that
               -------
as of the date hereof the statements contained in this Section 10 are true and correct, except as set forth in the RTI Disclosure Schedule attached to the Asset Agreement or Closing Certificate (as referred to in Paragraph 13.9 below). No fact or circumstance disclosed to Sterigenics shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Closing Certificate. As used in this Agreement, "knowledge" shall mean the actual knowledge of the executive officers of RTI after reasonable inquiry.

          10.2 Organization.  RTI is a corporation duly and validly existing and
               ------------
in good standing under the laws of the State of New York. RTI is qualified to do business as a foreign corporation in North Carolina.

          10.3 Authorization.  This Agreement has been, and all deeds and other
               -------------
conveyance documents used in order to consummate this Agreement, will prior to the Closing be, duly and validly executed and delivered by RTI. This Agreement constitutes valid and binding agreements of RTI, enforceable against RTI in accordance with their terms. RTI has all requisite power and authority to execute and deliver this Agreement and at the time of the Closing will have all requisite power and authority to enable it to carry out the transactions contemplated by this Agreement. All necessary corporate action on the part of RTI has been taken to authorize the execution and delivery of this Agreement and, subject to shareholder approval, consummation of the transactions contemplated thereby.

          10.4 No Conflicts.  The execution and the delivery of this Agreement
               ------------
does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Certificate of Incorporation or Bylaws of RTI of any order, rule, law or regulation of any court or governmental authority, foreign or domestic, or any provision of any material agreement, instrument, understanding, order, judgment or decree to which RTI is a party or by which RTI or any of its properties or assets is bound or affected, nor will such actions give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration or cancellation, in or with respect to any of the Property.

          10.5 Personal Property.  The Personal Property is in good operating
               -----------------
condition and repair, ordinary wear and tear and routine maintenance excepted and RTI will maintain the Personal Property in substantially the same condition prior to the Closing Date.

          10.6 Compliance With Other Instruments.  RTI is not a party to, or
               ---------------------------------
bound by, any written or oral material contract, agreement, license, indenture, mortgage, debenture, note or other instrument under the terms of which performance by RTI according to the terms of this Agreement will be a default or an event of acceleration, or whereby timely performance by RTI according to the terms of this Agreement may be prohibited, prevented or delayed.

          10.7 Litigation.  Except as disclosed in the forms, reports and
               ----------
documents required to be filed by RTI with the Securities and Exchange Commission since January 1, 1995 (collectively, the "RTI SEC Reports"), there is no material action, suit, proceeding or investigation in progress or pending before any court or governmental agency, against or relating to the Property or the assets or business of RTI conducted from the Real Property nor, to the knowledge of RTI, any threat thereof. RTI is not a party to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to any material portion of the Property, or the assets, personnel or business activities of RTI's business conducted from the Real Property.

          10.8 Compliance with Laws and Regulations; Governmental Licenses, Etc.
               ----------------------------------------------------------------
Except as set forth in the RTI SEC Reports, to RTI's knowledge, RTI, the Real Property and the Improvements are in compliance in all material respects with all statutes, laws, rules and regulations with respect to or affecting the Real Property, the Improvements and Sterigenics' use and enjoyment of the Personal Property, including, without limitation, laws, rules and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious and age discrimination, except where the failure to comply would not have a material adverse effect on RTI. RTI is not subject to any order, injunction or decree issued by any governmental body, agency, authority or court which could impair the ability of RTI to consummate the transactions contemplated hereby or which could materially adversely affect Sterigenics' ownership, use and enjoyment of the Personal Property or the value thereof. RTI possesses all licenses, permits and governmental or other regulatory approvals and authorizations which are required in order for RTI to operate the Real Property or to carry on its sterilization business from the Real Property as presently conducted, including, without limitation, all required licenses, permits and approvals of the Nuclear Regulatory Commission ("NRC"), the North Carolina

Department of Radiological Health ("NCDRH") and the Food and Drug Administration ("FDA"). RTI is in compliance in all material respects with all such licenses, permits, approvals and authorizations relating to its operations conducted from the Real Property, except where the failure to comply would not have a material adverse effect on RTI.

          10.9 Environmental Matters.
               ---------------------

               (a)  General.  Except as separately and specifically disclosed in
                    -------
the RTI SEC Reports, (i) RTI has obtained all Material Environmental Approvals required in connection with its business conducted from the Real Property, and all such Environmental Approvals are current, valid and in good standing in all material respects, and there are no proceedings commenced or to RTI's knowledge threatened to revoke or amend any Environmental Approvals; (ii) all operations of the business on the Real Property while occupied by RTI have been and are now in compliance in all material respects with all Environmental Laws;
(iii) neither RTI nor its operations conducted from the Real Property has been or is now the subject of any Remedial Order, nor does RTI have any knowledge of any investigation or evaluation commenced as to whether any such Remedial Order is necessary nor has any threat of any such Remedial Order been made nor are there any circumstances known to RTI which could result in the issuance of any such Remedial Order; (iv) within the past 10 years, RTI has never been prosecuted for or convicted of any offense under Environmental Laws, nor has RTI been found liable in any proceeding to pay any fine or judgment to any Person as a result of any Release or threatened Release from the Real Property of any Hazardous Material into the Environment or the breach of any Environmental Law and to the knowledge of RTI, there is no basis for any such proceeding; (v) all material environmental data and studies (including, without limitation, the results of any environmental audit) relating to the business conducted from the Real Property have been delivered or made available to Sterigenics; (vi) RTI is not aware of any Release which is now present in, on or under the Real Property (including underlying soils and substrata, surface water and groundwater) at levels which exceed any action levels or remediation standards under any Environmental laws or standards published or administered by those Governmental Authorities responsible for establishing or applying such standards; (vii) RTI has no knowledge of any Hazardous Materials in, on, or under the Real Property or any other assets relating to RTI's business conducted from the Real Property; and (viii) RTI has no knowledge of any Hazardous Materials originating from any neighboring or adjoining properties which has migrated onto, or is migrating towards the Real Property.

               (b)  Matters Disclosed in SEC Reports.  With respect to
                    --------------------------------
Environmental Matters separately and specifically disclosed in the RTI SEC Reports relating to the Real Property: (i) RTI is in full compliance with all Remedial Orders; (ii) RTI is current with respect to all charges, assessments, or claims for which a lien against the Real Property or other assets of RTI's business under any Environmental Law may be filed or asserted, and there are no unpaid liens or assessments outstanding which are currently due; and (iii) RTI is not in default of any obligation or demand from any Governmental Authority with respect to investigations or remediation activities which RTI is obligated to undertake.

               (c)  Definitions.  As used herein, the following terms have these
                    -----------
meanings:

                    (i) "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety (excluding OSHA and comparable state laws), the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the Handling of Hazardous Materials, including without limitation, the Clean Air Act, 42 U.S.C. Sec. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Sec. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. Sec. 2601, et seq.

                    (ii) "Hazardous Material(s)" means any substance, waste, material, chemical, compound or mixture which is (or which contains any substance, waste, material, chemical, compound, or mixture which is) flammable, ignitable, corrosive, reactive, radioactive, or explosive, or is defined, listed, designated, described or characterized under Environmental Laws or under any rules, guidances, policies, or regulations promulgated thereunder, as hazardous, toxic, a contaminant, a pollutant or words of similar import, and includes without limitation any "hazardous substance" under CERCLA, any "hazardous waste" under RCRA, asbestos, petroleum (including crude oil or any fraction or distillate thereof), natural gas, natural gas liquids, and liquified natural gas.

                    (iii) "Material" means anything that reasonably could be expected to lead to the imposition of any significant penalties or fines, that could reasonably be expected to require a capital expenditure of more than $100,000, or that reasonably could be expected to interfere, interrupt or threaten to interfere or interrupt in a significant manner the continued operation of RTI's business as currently conducted from the Real Property.

                    (iv) "Person" means any natural person, corporation, partnership, business trust or other business entity or enterprise.

                    (v) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing.

                    (vi) "Environmental Approval(s)" means all permits, certificates, licenses, authorizations, consents, instructions, registrations, directions or approvals, issued or required by Governmental Authorities pursuant to Environmental Laws with respect to the operations of RTI in connection with the Real Property.

                    (vii) "Governmental Authorities" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, or court or other law, rule or regulation-making entity having or purporting to have jurisdiction over Environmental Laws on behalf of the United States, or the state of North Carolina or other subdivision thereof, or any municipality therein.

                    (viii) "Remedial Order(s)" means any judicial or administrative order, directive, complaint or sanction issued, filed or imposed by any Governmental Authority pursuant to any Environmental Laws, and includes, without limitation, any order requiring any remediation or cleanup of any Hazardous Materials, or requiring that any Release or any other activity be reduced, modified, abated, or eliminated.

          10.10 No Misrepresentation.  No representation, warranty or covenant
                --------------------
by RTI in this Agreement, nor any statement, certificate or schedule furnished or to be furnished by or on behalf of RTI pursuant to this Agreement, when taken together with the foregoing, contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not materially misleading. RTI has delivered or otherwise made available true and complete copies of all documents requested by Sterigenics and which are referred to in this Agreement.

          10.11 Transfers.  Except for this Agreement and the Acquisition
                ---------
Agreement, RTI has not entered into any agreement to convey, sell, assign, lease, transfer or encumber the Real Property or any material portion of the other Property, and RTI shall not do so prior to the Closing Date without Sterigenics' prior written consent, which may be granted or withheld in Sterigenics' discretion reasonably exercised.

          10.12 Title to Real Property.  Except as set forth in the RTI SEC
                ----------------------
Reports or the Title Report, RTI owns the Real Property free and clear of all liens, leases, occupancy agreements, licenses, encumbrances, covenants, conditions, restrictions, rights-of-way, easements, and other matters affecting title, except as to the Permitted Exceptions. To RTI's knowledge, except as disclosed in the RTI SEC Reports or the Title Reports, no other person or entity has claimed or is entitled to claim any legal or equitable interest in the Real Property.

          10.13 Title to Personal Property.  RTI has good and marketable title
                --------------------------
to the Personal Property and Improvements. Except as disclosed in the RTI SEC Reports, the Personal Property and Improvements are and as of the Closing shall be transferred to Sterigenics free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all claims, liabilities, liens, pledges, mortgages, restrictions and encumbrances of any kind, whether accrued, absolute, contingent or otherwise affecting the Personal Property and Improvements.

          10.14 No Condemnation.  To RTI's knowledge, there is no condemnation
                ---------------
or other like proceeding pending or threatened against the Real Property or any part thereof and no such proceeding is being contemplated.

          10.15 Governmental Commitments.  To RTI's knowledge, no commitment to
                ------------------------
or agreement with any governmental or quasi-governmental authority exists which could affect the Real Property, including but not limited to any formation of any special assessment district or community facilities district, except as disclosed in this Agreement.

          10.16 Easements.  To RTI's knowledge, all existing water, drainage,
                ---------
sewage and utility facilities relating to the Real Property, from the boundary thereof until entering the public right-of-way or other public facility, are situated within valid easements granted by all persons or other entities having any interest in or right or title to any property which is subject to such easement and are referenced in the Title Reports.

          10.17 Maintenance of Real Property.  Prior to the Closing Date and the
                ----------------------------
actual transfer to Sterigenics of title to the Real Property, RTI shall maintain the Real Property and the Improvements in substantially their present condition, reasonable wear and tear or loss due to the elements excepted.

          10.18 Condition of Improvements.  To RTI's knowledge, the Improvements
                -------------------------
(including the roof and roof membrane, exterior and structural walls, foundations, floor slabs, and other load-bearing components of the Improvements) are in operable condition and repair (as hereinafter defined). To RTI's knowledge all elevators, heating, ventilation and air conditioning systems ("HVAC"), plumbing, electrical, wiring, life safety, and other equipment, appurtenances, systems and improvements are in operable condition and repair. For purposes of this paragraph, the term "operable condition and repair" means that there are no material defects or state of disrepair that have a material adverse effect on the operations of the business as currently conducted by RTI from the Real Property.

          10.19 Compliance With Laws.  RTI has received no written notice from
                --------------------
any governmental authority that the Improvements fail to comply with any applicable codes, statutes, ordinances, regulations, permits, orders, directives, or other laws in any material respects. As of the Closing the Improvements and all parts thereof shall be in a safe and habitable condition.

     11.  Cooperation.  RTI will take all reasonable actions necessary to comply
          -----------
promptly with all legal requirements which may be imposed with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to Sterigenics in connection with any such requirements imposed upon Sterigenics in connection with the consummation of the transactions contemplated by this Agreement. RTI will take all reasonable actions necessary to obtain (and will cooperate with Sterigenics in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity, domestic or foreign, or other person, required to be obtained or made by RTI (or by Sterigenics) in connection with the taking of any action contemplated by this Agreement. Sterigenics shall reimburse RTI for all out-of-pocket costs incurred pursuant to compliance with this Paragraph 11.

     12.  Termination Memorandum.  Sterigenics agrees to promptly execute a
          ----------------------
Termination of Memorandum of Option, duly executed and acknowledged and in recordable form, pursuant to which Sterigenics shall relinquish all right, title and interest arising under the Memorandum of Option (the "Termination Memorandum"). The Termination Memorandum shall be held in escrow by Warshaw Burstein Cohen Schlesinger & Kuh, LLP. Upon the expiration or prior termination of the Option, RTI shall have the right to require release of the Termination Option and to record the Termination Memoradum.

     13.  Risk of Loss.  Until the Closing, all risk of loss, damage or
          ------------
destruction to the Property shall be borne by RTI. In the event that prior to the Closing all or any part of the Property is destroyed or damaged and the cost to repair such damage exceeds Two Hundred Fifty Thousand Dollars ($250,000), Sterigenics shall be entitled to terminate this Agreement (whether or not the Option has been exercised) and to recover from RTI the Option Consideration paid upon written notice to RTI within five (5) business days of receipt of notice from RTI that such a loss has occurred. If Sterigenics does not have the right to terminate this Agreement in accordance with this paragraph, or if Sterigenics has the right to terminate this Agreement pursuant to this paragraph but elects not to exercise (or does not timely exercise) such termination right, then RTI shall assign to Sterigenics all insurance proceeds (whether or not such insurance proceeds are sufficient to repair such damage or destruction and whether or not such proceeds are paid before or after the Closing Date) and this Agreement shall remain in full force and effect.

     14.  Sterigenics' Conditions Precedent to Closing.  The obligations of
          --------------------------------------------
Sterigenics at the Closing are subject to satisfaction of the following conditions (any or all of which may be waived by Sterigenics in its sole discretion), all of which are for Sterigenics' sole benefit:

          14.1 Representations and Warranties.  The representations and
               ------------------------------
warranties of RTI contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on that date.

          14.2 Receipt of Required Permits.  Sterigenics shall have received all
               ---------------------------
licenses, permits and governmental or other regulatory approvals and authorizations which are required in order for Sterigenics to operate the Real Property and its business.

          14.3 Delivery of All Assets.  RTI shall have delivered and conveyed
               ----------------------
all of the Property free and clear of all encumbrances, other than the Permitted Exceptions.

          14.4 Title Policy.  The Title Company shall have committed in writing
               ------------
to issue the Title Policy to Sterigenics for the Real Property, subject only to the Permitted Exceptions.

          14.5 FIRPTA.  RTI shall have executed and delivered to the Title
               ------
Company a certificate satisfying the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended (the "FIRPTA Certificate").

          14.6 No Insolvency Event.  At the Closing there shall not be any
               -------------------
pending sequestration, attachment or foreclosure of or execution on any material part of the Property or any proceeds from the sale thereof nor shall RTI have been subject to a voluntary or involuntary petition to commence a proceeding under the United States Bankruptcy Code to declare RTI to be bankrupt or insolvent.

          14.7 No Material Adverse Change.  No change shall have occurred that
               --------------------------
would have a material adverse effect on the Property.

          14.8 No Legal Prohibition.  No temporary restraining order,
               --------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of this Agreement shall have been issued, nor shall any action or suit related to the Agreement or its consummation be pending or threatened, nor shall any proceeding brought by an administrative agency or commission or other governmental entity, seeking any of the foregoing, be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Agreement which makes the consummation of the Agreement illegal.

          14.9 Closing Certificate.  RTI shall deliver to Sterigenics a
               -------------------
certificate dated the Closing Date and signed by the President of RTI confirming that since the Execution Date, no action by RTI has resulted in a lien, pledge, mortgage, restriction or encumbrance of any kind affecting the Real Property and the Personal Property or Improvements.

          14.10 Recordable Documents.  RTI shall have provided the Closing Agent
                --------------------
or the Title Company issuing the Title Policy the warranty deed for the Real Property, fully executed and notarized and in recordable form, at least two (2) business days prior to the Closing so that the deed may be registered or recorded in the appropriate real estate records of Alamance County immediately upon Closing.

          14.11 Closing Deliveries.  Sterigenics shall have received at or prior
                ------------------
to the Closing each of the following documents: (a) a bill of sale in a form reasonably satisfactory to Sterigenics; (b) a special warranty deed in form and content appropriate to convey, transfer and assign to, and to vest in, Sterigenics, good, clear and marketable fee simple title to the Real Property, subject only to the Permitted Exceptions therefor; (c) any other documents, records or agreements called for hereunder that have not been previously delivered to Sterigenics.

     15.  RTI's Conditions Precedent to Closing.  The obligations of RTI at the
          -------------------------------------
Closing are subject to satisfaction of the following conditions (any or all of which may be waived by RTI in its sole discretion), all of which are for RTI's sole benefit:

          15.1 Representations and Warranties.  The representations and
               ------------------------------
warranties of Sterigenics contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on that date.

          15.2 No Insolvency Event.  At the Closing Sterigenics shall not be
               -------------------
subject to a voluntary or involuntary petition to commence a proceeding under the United States Bankruptcy Code to declare Sterigenics to be bankrupt or insolvent.

          15.3 No Legal Prohibition.  No temporary restraining order,
               --------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of this Agreement shall have been issued, nor shall any proceeding brought by an administrative agency or commission or other governmental entity, seeking any of the foregoing, be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Agreement which makes the consummation of the Agreement illegal.

     16.  Default; Remedies.
          -----------------

          16.1 RTI's Remedies.  STERIGENICS AND RTI EACH AGREE THAT IN THE EVENT
               --------------
OF A MATERIAL DEFAULT OR BREACH HEREUNDER BY STERIGENICS, THE DAMAGES TO RTI WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT THE OPTION CONSIDERATION PAID BY STERIGENICS PLUS THE SUM OF TWENTY-FIVE THOUSAND DOLLARS ($25,000) ("STIPULATED SUM") SHALL SERVE AS LIQUIDATED DAMAGES FOR SUCH BREACH OR DEFAULT BY STERIGENICS, AS A REASONABLE ESTIMATE OF THE DAMAGES TO RTI. DELIVERY TO AND RETENTION OF THE OPTION CONSIDERATION AND THE STIPULATED SUM BY RTI SHALL BE RTI'S SOLE AND EXCLUSIVE REMEDY AGAINST STERIGENICS IN THE EVENT OF A DEFAULT OR BREACH BY STERIGENICS, AND RTI WAIVES ANY AND ALL RIGHT TO SEEK OTHER RIGHTS OR REMEDIES AGAINST STERIGENICS WITH RESPECT TO STERIGENICS' OBLIGATION TO PURCHASE THE PROPERTY, INCLUDING WITHOUT LIMITATION, SPECIFIC PERFORMANCE. THE PAYMENT AND RETENTION OF THE OPTION CONSIDERATION AND THE STIPULATED SUM AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO RTI. UPON ANY SUCH BREACH OR DEFAULT BY STERIGENICS HEREUNDER, THIS AGREEMENT SHALL BE TERMINATED AND THE PARTIES SHALL HAVE NO FURTHER OBLIGATIONS TO EACH OTHER HEREUNDER.

          16.2 Sterigenics' Remedies.  RTI acknowledges that the Property is
               ---------------------
unique and, for that reason, among others, Sterigenics will be irreparably damaged if this Agreement is not specifically enforced. Accordingly, in the event of any breach or default of this Agreement or any of the covenants or agreements contained in this Agreement by RTI, Sterigenics shall have the right to demand and have specific performance of this Agreement. Provided that RTI has not taken any action after the date of this Agreement to cause the representations and warranties in Section 10 to be inaccurate as of the Closing, RTI shall have no liability to Sterigenics' for any failure to meet the condition set forth in Section 14.1 and Sterigenics shall have no right to sue RTI for any breach of the representations and warranties.

          16.3 Termination of Representations and Warranties.  The
               ---------------------------------------------
representations and warranties contained in this Agreement shall terminate upon the Closing.

     17.  General.
          -------

          17.1 Expenses.  Except as otherwise provided below in this Agreement,
               --------
the parties will each pay their own legal, accounting and other professional expenses in connection with the transactions contemplated hereby.

          17.2 Brokers.  Each party represents and warrants to the other that no
               -------
person has acted as a broker, a finder or in any similar capacity in connection with the transactions contemplated hereby, except TM Capital Corporation who shall be paid by Sterigenics. Each party shall indemnify the other against, and agrees to hold the other harmless from, all liabilities and expenses (including reasonable attorneys' fees and expenses) in connection with any claim by anyone for compensation as a broker, a finder or in any similar capacity, other than TM Capital Corporation, which is to be paid by Sterigenics at the Closing, by reason of services allegedly rendered to the indemnifying party in connection with the transactions contemplated hereby.

          17.3 Entire Agreement.  Except for that certain Confidentiality
               ----------------
Agreement by and between RTI and Sterigenics, dated October 3, 1995, and those specific provisions and definitions expressly incorporated herein from the Acquisition Agreement, this Agreement contains the entire agreement among the parties with respect to the matters contemplated hereby and all prior negotiations, understandings and agreements among them, are superseded by this Agreement.

          17.4 Notices.  Any notice or other communication required or permitted
               -------
to be given under this Agreement shall be in writing and will be deemed effective when delivered in person, first business day after sent by confirmed facsimile, if promptly confirmed in writing, on the third business day after the day on which mailed by first class mail from within the United States of America, or the business day following delivery to a national overnight courier service to the following addresses or to such other address as either party may specify in writing to the other party in accordance with the provisions of this Paragraph 15.4.

          If to Sterigenics:                 With a copy to:
          Sterigenics International          Gunderson Dettmer Stough
          4020 Clipper Court                 Villeneuve Franklin & Hachigian
          Fremont, CA 94538-3540             600 Hansen Way, 2nd Floor
          Facsimile No.: (510) 770-1499      Palo Alto, CA 94304
          Attention: James F. Clouser        Facsimile No.: (415) 843-0314
                                             Attention:  Carla S. Newell

          If to RTI:                         With a copy to:
          RTI Inc.                           Warshaw Burstein Cohen
          108 Lake Denmark Road              Schlesinger & Kuh, LLP
          Rockaway, NJ 07886                 555 Fifth Avenue
          Attention:  Theo Muller            New York, NY 10017
                                             Facsimile No.: (212) 972-9150
                                             Attention: Arthur Katz

     18.  Governing Law.  This Agreement will be governed by, and construed
          -------------
under, the laws of the State of New York.

     19.  Amendment.  This Agreement may be amended only by a document in
          ---------
writing signed by the parties.

     20.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

     21.  Further Assurances.  Each party agrees to execute such further
          ------------------
instruments and documents and to do such further acts as may be reasonably requested by any other party to carry out the transactions contemplated hereby.

     22.  No Rights Conferred Upon Third Parties.  No provisions of this
          --------------------------------------
Agreement are intended or shall be interpreted to provide or create any rights of any kind in any third party unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely to the parties to this Agreement.

     23.  Attorneys' Fees.  In any litigation relating to this Agreement,
          ---------------
including litigation with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees and expenses.

     24.  Headings.  Captions and headings used herein are for convenience only
          --------
and are not a part of this Agreement and shall not be used in construing it.

     25.  No Assignment.  The Agreement may not be assigned (including by
          -------------
operation of law) by either party without the prior written consent of the other party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Execution Date.


STERIGENICS INTERNATIONAL               RTI INC.



By: JAMES F. CLAUSER                    By: THEO W. MULLER
   --------------------------------        -------------------------------------

Title: President and CEO                Title: President & CEO
      -----------------------------           ----------------------------------